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                                                                    EXHIBIT 11.1

                         STATEMENT REGARDING COMPUTATION
                              OF PER SHARE EARNINGS

                                                                         Year ended December 31,
                                                            -----------------------------------------------------
                                                               1999                1998                  1997
                                                            ----------          -----------           -----------
Basic net income per share:
  Weighted-average shares outstanding                        1,713,318            1,773,010             1,436,023
                                                            ==========          ===========           ===========
  Net income per share                                      $     1.59          $      1.56           $      1.71
                                                            ==========          ===========           ===========
Diluted earnings per share:
  Weighted-average shares outstanding                        1,713,318            1,773,010             1,436,023
  Dilutive warrants                                                 --               51,505               392,478
  Dilutive stock options                                            --               23,162                52,900
Repurchased under treasury stock method                             --              (42,849)             (248,815)
                                                            ----------          -----------           -----------
                                                             1,713,318            1,804,828             1,632,586
                                                            ==========          ===========           ===========
Net income                                                  $2,725,000          $ 2,769,000           $ 2,450,000
Diluted net income per share                                $     1.59          $      1.53           $      1.50
                                                            ==========          ===========           ===========
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